AGREEMENT TO TERMINATE AMENDED AND RESTATED EXECUTIVE SEVERANCE AND CHANGE IN CONTROL AGREEMENT

This Agreement to Terminate Amended and Restated Severance and Change in Control Agreement (the “Termination Agreement”) is entered into effective as of the date set forth on the signature page hereto (the “Effective Date”) by and between SPS Commerce, Inc. (the “Company”), and Kimberly Nelson (“Executive”).

RECITALS

A.    The Company and Executive previously entered into an Amended and Restated Executive Severance and Change in Control Agreement (the “Severance Agreement”).

B.    The Company has adopted the SPS Commerce, Inc. Executive Management Team Severance Plan (the “Plan”), and has informed Executive that Executive will be designated as a Participant (as defined in the Plan) subject to Executive executing this Termination Agreement and otherwise satisfying the conditions to become and remain a Participant under the Plan.

C.    The Company desires to terminate the Severance Agreement and continue to employ Executive after the Effective Date, and Executive desires to accept such continued employment and to terminate the Severance Agreement effective as of the Effective Date.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, including without limitation each of the Company and Executive giving up their respective rights and obligations under the Severance Agreement, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows:

1.    Termination of Severance Agreement. The Severance Agreement is hereby terminated effective as of the Effective Date.

2.    Certain Acknowledgements. Executive is continuing employment with the Company and acknowledges that Executive is not eligible for, or entitled to receive, any severance payments or benefits under the Severance Agreement as of or after the Effective Date.

3.    Governing Law. All matters relating to the interpretation, construction, application, validity and enforcement of this Termination Agreement will be governed by the laws of the State of Minnesota without giving effect to any choice or conflict of law provision or rule, whether of the State of Minnesota or any other jurisdiction, that would cause the application of laws of any jurisdiction other than the State of Minnesota.

4.    Jurisdiction and Venue. Executive and the Company consent to jurisdiction of the courts of the State of Minnesota and/or the federal courts, District of Minnesota, for the purpose of resolving all issues of law, equity, or fact, arising out of or in connection with this Termination Agreement. Any action involving claims of a breach of this Termination Agreement must be brought in such courts. Each party consents to personal jurisdiction over such party in the state and/or federal courts of Minnesota and hereby waives any defense of lack of personal jurisdiction. Venue, for the purpose of all such suits, will be in Hennepin County, State of Minnesota.

5.    Entire Agreement. This Termination Agreement contains the complete agreement between the parties hereto with respect to the matters covered herein and supersedes all prior agreements and understandings between the parties hereto with respect to such matters; provided, however, this Termination Agreement does not terminate or otherwise modify the At-Will/Confidentiality Agreement Regarding Certain Terms and Conditions of Employment previously executed by Executive, which shall remain in full force and effect in accordance with its terms.

6.    Counterparts. This Termination Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Termination Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Termination Agreement and of signature pages by facsimile transmission or other electronic means shall constitute effective execution and delivery of this Termination Agreement as to the parties and may be used in lieu of the original Termination Agreement for all purposes. Signatures of the parties transmitted by facsimile or other electronic means shall be deemed to be their original signatures for any purposes whatsoever.

**[Signature Page to Follow]**

IN WITNESS WHEREOF, the parties hereto have caused this Termination Agreement to be duly executed and delivered as of the date below.

COMPANY
By:    /s/ CHAD COLLINS
    Name: Chad Collins
    Title: Chief Executive Officer
    Date: May 16, 2024

EXECUTIVE
By:    /s/ KIMBERLY NELSON
    Name: Kimberly Nelson
    Title: EVP and Chief Financial Officer
    Date: May 16, 2024